Boxlight Corporation
1045 Progress Circle
Lawrenceville, GA 30043

April 17, 2020

Stemify Limited
Level 5, 126 Philip Street
Sydney NSW 2000
Attn: Jonathan Pearce
+61 2 8072 1400
JPearce@cvc.com.au

Gentlemen:

On execution of this letter, Stemify Limited shall purchase from BOXL, for the sum of One Hundred Thousand Dollars (USD$100,000) an aggregate of 142,857 shares of the Class A Common Stock of BOXL (the "**BOXL Shares**"), at a purchase price of USD$0.70 per share; being the current market price of such BOXL Shares as traded on Nasdaq Capital Market and BOXL will issue the 142,857 shares of the Class A Common Stock of BOX to Stemify Limited. In such connection, Stemify Limited acknowledges that the BOXL Shares (a) are being acquired by the Seller for investment and not with a view toward the resale or distribution thereof, (b) have not been registered for resale under the United States Securities Act of 1933, as amended ("**Securities Act**"), (c) are deemed "restricted securities" (d) may not be sold, pledged or transferred in the absence of a registration statement that is declared effective under the Securities Act or an opinion of counsel acceptable to BOXL that registration of such BOXL Shares is not required under the Securities Act, and (e) the stock certificate evidencing the BOXL Shares shall contain an appropriate restrictive legend consistent with the foregoing.

Please acknowledge your agreement with the above arrangements.

IN WITNESS WHEREOF, the undersigned parties hereto have executed this letter agreement, or caused this letter agreement to be executed by their duly authorized officers, as of the date set forth above

BOXL

BOXLIGHT CORPORATION

By: Michael Pope

Name: Michael Pope,

Title: President

STEMIFY LIMITED

By:

Name: Jonathan Pearce

Title: Director